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                       Miltope Group Inc.
          _____________________________________________
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 _______________________________________________________________________
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

The following is the text of a joint press release issued by Miltope Group Inc. and Vision Technologies Kinetics, Inc. on
October 22, 2003.


MILTOPE TO BE ACQUIRED BY VISION TECHNOLOGIES KINETICS
Wednesday October 22, 9:46 am ET

MONTGOMERY, Ala., Oct. 22 -- Miltope Group Inc. ("Miltope") (Nasdaq: MILT) and Vision Technologies Kinetics, Inc. jointly announced today that Vision Technologies Kinetics will acquire Miltope for $5.78 per share and one contingent value right ("CVR") per share. Each CVR represents the non-transferable right to receive a pro rata share of 50% of the net proceeds, if any, from Miltope's lawsuit against DRS Technologies Inc. and other parties, after adjustments for taxes. The remaining 50% of the net proceeds from the lawsuit will be retained by Miltope. Pursuant to the definitive merger agreement, $0.7 million has been reserved by Vision Technologies Kinetics to fund certain costs and expenses associated with the litigation. As a result of the merger, Miltope Corporation will be a wholly-owned subsidiary of Vision Technologies Kinetics, a wholly-owned subsidiary of Vision Technologies Systems Inc. which is a U.S. arm of Singapore Technologies Engineering Ltd (SES: STEG.SI).

The boards of directors of Vision Technologies Systems, Vision Technologies Kinetics, Miltope Group and Miltope Corporation have unanimously approved the transaction. The transaction is subject to customary regulatory approvals and other closing conditions, including the approval of a majority of Miltope Group's stockholders at a special meeting. The transaction is expected to close within 90 days.

Vision Technologies Kinetics also entered into voting agreements with Great Universal Incorporated, a New York-based firm, which beneficially owns approximately 62.8% of Miltope Group's outstanding stock. Great Universal holds sufficient shares to approve the mergers and, subject to certain conditions, it has agreed to vote in favor of the mergers at the special meeting of Miltope Group's stockholders.

Miltope Group's President and CEO Thomas R. Dickinson said, "This transaction enables stockholders to lock in the recent gains in Miltope's stock and to participate in any net proceeds from the ongoing litigation."

"Miltope is an excellent example of a company that possesses the technology and capabilities that directly support the ever-changing operational needs of our military and airline industry," said retired Gen. John G. Coburn, Chairman and CEO of Vision Technologies Systems. "This acquisition furthers our vision of developing a family of companies that supports the U.S. DoD Transformation goals and meets the needs of our commercial customers."

Quarterdeck Investment Partners, LLC acted as Miltope's exclusive advisor in connection with the transaction.

Miltope Group's stockholders are urged to read the proxy statement when it becomes available because it will contain important information regarding the proposed mergers. In addition to receiving the proxy statement by mail, stockholders may also obtain the proxy statement, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) after it has been filed. Stockholders may also obtain copies of the proxy statement, without charge, from Miltope Group by directing a request to Tom B. Dake. Vision Technologies Kinetics may be deemed to be a participant in the solicitation of proxies from Miltope Group's stockholders in connection with the proposed mergers. Information regarding the persons who may be deemed to be participants in the solicitation of proxies will be set forth in the proxy statement.

Miltope Group Inc., through its business segments, is engaged in the design, development, manufacture and testing of computers and computer peripheral equipment for military, industrial and commercial applications where reliable operation of the equipment under demanding environmental conditions is of paramount importance. Miltope Group, through its ISO 9001 certified facilities, delivers a broad range of computers, computer workstations, servers, disk cartridges, printers, mass storage systems and other related products to defense, government and commercial customers.

Vision Technologies Systems Inc. and its subsidiaries are preferred providers of engineering solutions, products, integrated systems, and services in the Americas across the core business areas of marine, aerospace, electronics and land systems. Headquartered in Alexandria, Virginia, Vision
Technologies Systems operates throughout North America and offers a broad range of proven innovative services to both the commercial and government sectors.

For additional information about Miltope and its products and capabilities, please visit the company's website at www.miltope.com.

The matters discussed in this news release that are not historical facts are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Company intends that such forward looking statements be subject to the safe harbors created thereby. The Company warns that caution should be taken in relying upon any forward looking statements contained herein, as they involve a number of risks and uncertainties that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Examples of such risks and uncertainties include, but are not limited to, the ability of the Company to enter into definitive agreements for the sale of the Company, the ability of the Company and any potential buyer to consummate the sale of the Company, future demand for the Company's products and services, general economic conditions, actions of competitors, termination of contracts at the convenience of the United States government, customer funding variations in connection with multi-year contracts and follow-on options, and other risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not undertake any obligation to update or revise any forward looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.